FOR IMMEDIATE RELEASE

Altus Power Announces Ongoing Review of Strategic Alternatives

Stamford, Conn.- Oct. 15, 2024 - Altus Power (NYSE: AMPS), the largest commercial scale provider of clean electric power, today announced that a formal review of strategic alternatives has been underway by its Board of Directors. The goal of the comprehensive review is to assess and determine the strategic alternatives that will unlock shareholder value and optimize access to capital for the company

“Our goal is to ensure that Altus Power is structured for long-term success in a growth industry with strong secular tailwinds and large market opportunity,” said Gregg Felton, Chief Executive Officer of Altus Power.

“The ongoing disconnect between the share price and our view of intrinsic value gives the Board and management confidence that exploring alternative ownership structures is a prudent course to maximize value for our investors, partners, customers and employees,” said Christine Detrick, Board Chair of Altus Power.

As part of this strategic evaluation, Altus Power reaffirms its guidance for fiscal year 2024.

Altus Power has retained Moelis & Company LLC and Latham & Watkins to assist with this review and expects the process to be completed by the first half of 2025. Altus Power does not intend to comment further until the Board has approved a specific transaction, the process has otherwise concluded, or the company has otherwise determined that further disclosure is appropriate or necessary. There is no assurance that the review will result in completion of any particular transaction or of any particular outcome.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as "aims," "believes," "expects," "intends," "aims", "may," “could,” "will," "should," "plans," “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” "strategy," “view,” “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Altus Power’s future prospects, developments and business strategies. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the possibility that the announced review of strategic alternatives may not achieve its objectives, (2) the risk that pending acquisitions may not close in the anticipated timeframe or at all due to a closing condition not being met; (3) failure to obtain required consents or regulatory approvals in a timely manner or otherwise; (4) the ability of Altus Power to successfully integrate the acquisition of solar assets into its business and generate profit from their operations; (5) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (6) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; and (7) the possibility that Altus Power may be adversely affected by other economic, business, regulatory, credit risk and/or competitive factors.

Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 14th, 2024, as well as the other information we file with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as we know it and on the date such statement was made, and except as required by applicable law, Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

About Altus Power

Altus Power, based in Stamford, Conn., is the largest commercial scale provider of clean electric power serving commercial, industrial, public sector and Community Solar customers with end-to-end solutions. Altus Power originates, develops, owns and operates locally-sited solar generation, energy storage and charging infrastructure across the nation. Visit www.altuspower.com to learn more.

Media Contact:
Jenny Volanakis
mediarelations@altuspower.com

Investor Contact:
Alison Sternberg
investorrelations@altuspower.com